Exhibit 99.1

NEWS RELEASE

For Immediate Release

NCO GROUP ANNOUNCES

SECOND QUARTER 2010 RESULTS

HORSHAM, PA, August 12, 2010 - NCO Group, Inc. (“NCO” or the “Company”), a leading provider of business process outsourcing services, announced today that for the quarter ended June 30, 2010, it reported revenues of $386.2 million, a net loss attributable to NCO of $25.5 million, and Adjusted EBITDA of $32.2 million. The Adjusted EBITDA excludes the impact of $4.9 million of restructuring charges and a $1.6 million non-cash allowance for impairment of purchased accounts receivable portfolios. This compares to revenues of $378.6 million, a net loss attributable to NCO of $5.2 million, and Adjusted EBITDA of $51.6 million for the quarter ended June 30, 2009. The Adjusted EBITDA for 2009 excludes $1.3 million of restructuring charges and a non-cash allowance for impairment of $1.3 million.

NCO is organized into three operating divisions: Accounts Receivable Management (“ARM”), Customer Relationship Management (“CRM”) and Portfolio Management (“PM”). During the second quarter of 2010, the ARM and CRM divisions operated below their respective revenue and profitability targets, primarily as a result of reduced volumes. The PM division operated below its revenue target, but slightly above its profitability target.

Commenting on the quarter, Michael J. Barrist, Chairman and Chief Executive Officer, stated, “During the second quarter we continued to be challenged by the current economic cycle.  The adverse impact of reduced volumes from our existing client relationships in the CRM business and in certain aspects of the ARM business that focus on active account management were partially offset by overall strong performance in the remainder of our ARM segment. During the quarter, we continued to benefit from our focus on client satisfaction and, as a result, we were the beneficiary of several new client wins. Growth in these new opportunities, in conjunction with stabilized volumes from our existing clients and ongoing expense rationalization, should allow us to improve profitability over the next several quarters. Additionally, as we move beyond 2010 we believe that NCO is optimally positioned with its clients to help them meet their needs as consumer activity grows.”

The Company also announced that it will host an investor conference call on Friday, August 13, 2010, at 11:00 a.m., ET, to address the items discussed above in more detail and to allow the investment community an opportunity to ask questions. Interested parties can access the conference call by dialing (866) 388-2676 (domestic callers) or (706) 679-3487 (international callers) and providing the pass code 93557693. A taped replay of the conference call will be made available for seven days and can be accessed by interested parties by dialing (800) 642-1687 (domestic callers) or (706) 645-9291 (international callers) and providing the pass code 93557693.

About NCO Group, Inc.

NCO Group, Inc. is a leading global provider of business process outsourcing services, primarily focused on accounts receivable management and customer relationship management. NCO provides services through over 90 offices throughout North America, Asia, Europe and Australia.

For further information contact:

NCO Investor Relations

(215) 441-3000

Certain statements in this press release, including, without limitation, statements as to expected operating results, statements as to fluctuations in annual and quarterly operating results, statements as to the impact from economic conditions, statements as to future opportunities, statements as to acquisition integrations and operating efficiencies, statements about expected opportunities in our markets, statements as to trends, statements as to regulatory changes, statements as to NCO’s or management’s beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are forward-looking statements, as such term is defined in the Securities Exchange Act of 1934, which are intended to be covered by the safe harbors created thereby. Forward-looking statements are subject to risks and uncertainties, are subject to change at any time and may be affected by various factors that may cause actual results to differ materially from the expected or planned results. In addition to the factors discussed above, certain other factors, including without limitation, risks related to the economy, the risk that NCO will not be able to implement its business strategy as and when planned, the risk that NCO will not be able to realize operating efficiencies in the integration of its acquisitions, risks related to NCO’s significant level of debt, risks of future impairment charges to our goodwill, intangible assets and purchased accounts receivable, risks related to union organizing efforts at the Company’s facilities, risks related to past and possible future terrorists attacks, the risk that NCO will not be able to improve margins, risks relating to growth and acquisitions, risks related to fluctuations in quarterly operating results, risks related to the timing of contracts, risks related to international operations, risks related to the possible loss of key clients or loss of significant volumes from key clients, risks related to regulatory changes and other risks detailed from time to time in NCO’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2009, can cause actual results and developments to be materially different from those expressed or implied by such forward-looking statements. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

NCO GROUP, INC.

Unaudited Selected Financial Data

(in thousands)

Condensed Statements of Operations:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Revenues:
Services	$306,988	$352,946	$629,914	$720,447
Portfolio (1)	11,627	16,851	27,924	42,866
Reimbursable costs and fees	67,554	8,822	141,399	17,435
Total revenues	386,169	378,619	799,237	780,748

Operating costs and expenses:
Payroll and related expenses	175,651	197,922	361,919	403,687
Selling, general and admin. expenses	113,254	128,820	224,786	262,399
Reimbursable costs and fees	67,554	8,822	141,399	17,435
Depreciation and amortization expense	27,357	30,619	55,087	61,701
Restructuring charges	4,949	1,337	6,383	1,780
	388,765	367,520	789,574	747,002
(Loss) income from operations	(2,596)	11,099	9,663	33,746

Other income (expense):
Interest expense, net	(21,971)	(26,080)	(45,484)	(48,848)
Other income (expense), net	1,113	6,866	1,069	3,162
	(20,858)	(19,214)	(44,415)	(45,686)
Loss before income taxes	(23,454)	(8,115)	(34,752)	(11,940)

Income tax expense (benefit)	1,865	(2,538)	4,905	(3,684)

Net loss	(25,319)	(5,577)	(39,657)	(8,256)

Less: Net income (loss) attributable to noncontrolling interests	203	(361)	1,137	(931)

Net loss attributable to NCO Group, Inc.	$(25,522)	$(5,216)	$(40,794)	$(7,325)

Selected Cash Flow Information:

	For the Six Months Ended
	June 30,
	2010	2009
Net cash provided by operating activities	$36,386	$58,933
Purchases of accounts receivable	8,953	32,954
Purchases of property and equipment	12,247	18,055
Net repayment of senior debt	51,027	59,027

Selected Balance Sheet Information:

	As of	As of
	June 30,	December 31,
	2010	2009

Cash and cash equivalents	$25,743	$39,221
Working capital	84,876	86,708
Long-term debt	892,087	951,530

NCO GROUP, INC.

Unaudited Selected Segment Financial Data

(in thousands)

	For the Three Months Ended June 30, 2010
				Intercompany
	ARM	CRM	PM	Eliminations		Consolidated

Revenues (1)	$319,710	$66,523	$10,792	$(10,856	)(2)	$386,169

Operating costs and expenses:
Payroll and related expenses	123,399	51,734	518	—		175,651
Selling, general and admin. expenses	98,377	14,137	11,297	(10,557	)(2)	113,254
Reimbursable costs and fees	67,853	—	—	(299	)(2)	67,554
Depreciation and amortization expense	16,318	10,370	669	—		27,357
Restructuring charges	3,972	639	338	—		4,949
Total operating costs and expenses	309,919	76,880	12,822	(10,856)		388,765

Income (loss) from operations	$9,791	$(10,357)	$(2,030)	$—		$(2,596)

	For the Three Months Ended June 30, 2009
				Intercompany
	ARM	CRM	PM	Eliminations		Consolidated

Revenues (1)	$296,761	$81,263	$17,557	$(16,962	)(2)	$378,619

Operating costs and expenses:
Payroll and related expenses	138,051	58,955	1,553	(637	)(2)	197,922
Selling, general and admin. expenses	112,453	14,827	16,845	(15,305	)(2)	128,820
Reimbursable costs and fees	9,842	—	—	(1,020	)(2)	8,822
Depreciation and amortization expense	18,190	11,005	1,424	—		30,619
Restructuring charges	1,333	4	—	—		1,337
Total operating costs and expenses	279,869	84,791	19,822	(16,962)		367,520

Income (loss) from operations	$16,892	$(3,528)	$(2,265)	$—		$11,099

NCO GROUP, INC.

Unaudited EBITDA(3)

(in thousands)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009

Net loss attributable to NCO Group, Inc.	$(25,522)	$(5,216)	$(40,794)	$(7,325)
Income tax expense (benefit)	1,865	(2,538)	4,905	(3,684)
Interest expense, net	21,971	26,080	45,484	48,848
Depreciation and amortization expense	27,357	30,619	55,087	61,701

EBITDA(3)	25,671	48,945	64,682	99,540

Addbacks:
Restructuring charges	4,949	1,337	6,383	1,780
Non-cash impairment	1,585	1,308	139	1,341

Adjusted EBITDA(3)	$32,205	$51,590	$71,204	$102,661

(1)

Includes $1.6 million and $139,000 of non-cash impairments of purchased accounts receivable for the three and six months ended June 30, 2010, respectively, and $1.3 million of non-cash impairments for three and six months ended June 30, 2009.

(2)	Represents the elimination of intercompany revenue.
(3)

Earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, and Adjusted EBITDA are presented since certain investors use this as a measurement of the Company’s ability to service its debt. It is not intended to report the Company’s operating results or free cash flow in conformity with accounting principles generally accepted in the United States. EBITDA and Adjusted EBITDA as presented herein are not necessarily comparable to similarly titled measures of other companies.